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Exhibit 3.1

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Greenwich Kahala Aviation Ltd.
(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No	)	Nationality	Number of Shares Subscribed
Ernest Morrison 18 Parliament Street Hamilton Bermuda	Yes		British	1
Natalie Town 18 Parliament Street Hamilton Bermuda	No		British	1
Janice Gutteridge 18 Parliament Street Hamilton Bermuda	Yes		British

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

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3.	The Company is to be an exempted Company as defined by the Companies Act, 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:

N/A

5.	The authorised share capital of the Company is US$3 divided into 30,000 common shares of US$0.0001 each.

6.	Subject to any provision of law, including a provision in the Companies Act, 1981 (as amended) or any other Act, and any provision of this memorandum, the objects for which the Company is formed and incorporated are unrestricted.

7.	The Company shall have the capacity, rights, powers and privileges of a natural person and the additional powers set out below:

(a)	the power, pursuant to Section 42 of the Companies Act, 1981, to issue preference shares which are liable to be redeemed at the option of the holder;

(b)	the power, pursuant to Section 42A of the Companies Act, 1981, to purchase its own shares; and

(c)	the power, pursuant to Section 42B of the Companies Act, 1981, to acquire its own shares, to be held as treasury shares, for cash or any other consideration.

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Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

/s/ Ernest Morrison	/s/ Sarah Cooper

Ernest Morrison

/s/ Natalie Town	/s/ Sarah Cooper

Natalie Town

/s/ Janice Gutteridge	/s/ Sarah Cooper

Janice Gutteridge	(Witnesses)

Subscribed this 30th day of December, 2009